                                                                   EXHIBIT 10.39

          Executive Officers with whom the Company has entered into a
                          Change of Control Agreement



Samuel H. Maslak
Daniel R. Dugan*
Robert J. Gallagher
Edward P. Cornell
Rick E. Smith
Barry Zwarenstein
Charles H. Dearborn



* Mr. Dugan resigned from the Company effective March 1, 2000